UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

GrabAGun Digital Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-42748	33-4289144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Beltline Road, Suite 403
Coppell, Texas		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 552-7246

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEW	New York Stock Exchange
NYSE Texas
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	PEWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of W. Bryan Hill as Director and Appointment to Audit and M&A Committees

On November 9, 2026, W. Bryan Hill was elected to our Board of Directors and appointed to the Board’s Audit Committee and M&A Committee, upon recommendation of the Nominating and Corporate Governance Committee of the Board, effective on that date.

Mr. Hill, age 59, has been a member of the Board of Directors of EquipmentShare.com Inc. (Nasdaq: EQPT), a nationwide construction technology and equipment solutions provider, since September 2025. He also serves as the Chair of EquipmentShare.com Board’s Audit Committee and as a member of its Compensation Committee. Mr. Hill served as the Chief Financial Officer and Treasurer of Alkami Technology, Inc. (Nasdaq: ALKT), a digital banking software solutions company, from April 2019 to October 2025. Prior to joining Alkami, from 2007 to 2019, Mr. Hill served in several accounting and finance roles at RealPage, Inc. (Nasdaq: RP), a property management software company, with the most recent position being Executive Vice President, Chief Financial Officer and Treasurer from May 2014 to February 2019. Mr. Hill previously served as Senior Vice President and Chief Accounting Officer of formerly publicly traded DynCorp International, Inc. (acquired by Cerberus Capital Management in 2010), a provider of outsourced services to civilian and military government agencies, from 2005 to 2007. From 2000 to 2005, Mr. Hill held the position of Vice President and Chief Accounting Officer and various other financial management positions at SourceCorp, Incorporated, a document and information outsourcing solution provider.

Mr. Hill received his Bachelor of Business Administration from Texas Christian University and has been a Certified Public Accountant in the State of Texas since 1996.

We believe Mr. Hill is qualified to serve on our Board of Directors due to his extensive experience in public companies and his knowledge of financial, accounting and e-commerce issues highly relevant to our business. He also brings transactional expertise in mergers and acquisitions and capital markets.

Mr. Hill will receive compensation for services as a non-employee director of our company consistent with the compensation generally provided to our other non-employee directors. This compensation includes an initial grant of restricted stock units with a grant date fair value of $150,000 upon his election. The compensation of our non-employee directors is determined by the Board and disclosed in our 2026 proxy statement, which was filed with the Securities and Exchange Commission on April 30, 2026.

Mr. Hill has not participated in any transactions with our company nor are there currently any proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There is also no arrangement or understanding between Mr. Hill and our company pursuant to which he was elected to our Board of Directors. In addition, there is no family relationship between Mr. Hill and any of our executive officers or other directors.

Our Board of Directors has determined that Mr. Hill is “independent,” as defined in the listing rules for the New York Stock Exchange.

With the addition of Mr. Hill, our Board of Directors consists of nine members and our Board’s Audit Committee consists of four independent directors.

A copy of the press release announcing the election of Mr. Hill is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

(d)	Exhibits

99.1	Press Release issued on November 12, 2026, announcing the election of W. Bryan Hill to the Board of Directors of GrabAGun Digital Holdings Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRABAGUN DIGITAL HOLDINGS INC.

Date:	November 12, 2026	By:	/s/ Jonathan B. Wolens
Name: Jonathan B. Wolens Title: General Counsel and Corporate Secretary